UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12

ALPS SERIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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ALPS Series Trust

American Independence Kansas Tax-Exempt Bond Fund (“Fund”)

Supplement dated February 19, 2019

to the

Prospectus and Statement of Additional Information dated January 28, 2019 as subsequently supplemented and revised

Proposed New Investment Sub-Advisory Agreement

Carret Asset Management, LLC (“Carret” or the “Sub-Adviser”) currently serves as the investment sub-adviser to the Fund and is responsible for the day-to-day management of the Fund’s assets pursuant to the terms of an Investment Sub-Advisory Agreement among the ALPS Series Trust (“Trust”), on behalf of the Fund, Manifold Partners, LLC (“Adviser”), and Carret (“Current Sub-Advisory Agreement”). On January 11, 2019, GB Capital LLC, the parent company of Carret, entered into an agreement to sell a 67% interest in Carret Holdings Inc. by means of a stock sale, to Morningstar Japan K.K. (“Morningstar”), a subsidiary of SBI Holdings, Inc. This sale by GB Capital LLC of 67% of its stock in Carret Holdings Inc. to Morningstar (“Transaction”) is deemed to be a “change in control” of Carret for the purpose of the Investment Company Act of 1940, as amended (“1940 Act”) and, under the provisions of the 1940 Act, will cause the automatic termination of the Current Sub-Advisory Agreement.

This Transaction will not result in any change in the Fund’s investment objectives and investment strategies and Carret’s investment advisory personnel who provide sub-advisory services to the Fund are expected to remain the same. The sale and the resulting change of ownership of Carret Holdings Inc., the direct corporate parent of Carret, occurred on February 14, 2019 (“Closing Date”).

In anticipation of the completion of the Transaction and related events, on February 11, 2019, the Board of Trustees requested and received materials from the Adviser and Sub-Adviser and held an in person meeting to consider and approve an interim and a new investment sub-advisory agreement (“Interim Agreement” and “New Sub-Advisory Agreement”) with Carret, the Adviser and the Trust. The Interim Agreement took effect on the Closing Date and the New Sub-Advisory Agreement will take effect if approved by the Shareholders of the Fund. The Interim Agreement and the New Sub-Advisory Agreement will allow Carret to continue to serve as the Sub-Adviser to the Fund, under terms that are the same in all material respects to the Current Sub-Advisory Agreement.

You should read the proxy statement when it is available because it contains important information. You will also be able to obtain free copies of the proxy statement at the Securities and Exchange Commission website at www.sec.gov once the proxy statements have been mailed. You can also obtain free copies of the Funds’ Prospectus and Statement of Additional Information, as well as the Funds’ Annual Report, by calling 1-833-287-7933, by writing the Fund at P.O. Box 1920, Denver, CO 80201, or by going to the Fund’s website at www.americanindependence.com.

The foregoing is not an offer to sell, nor is it a solicitation of an offer to buy, any shares of any Fund.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE